UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 27, 2004

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13699	95-1778500
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

870 Winter Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 522-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 27, 2004, the Registrant issued notice of a $200 million draw from its existing Five-Year Competitive Advance and Revolving Credit Facility, dated as of November 28, 2001 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), among the Registrant, as Borrower, Raytheon Technical Services Company LLC, a Delaware corporation, and Raytheon Aircraft Company, a Kansas corporation, each as a Guarantor, the several lenders from time to time parties to the Credit Agreement (the “Lenders”), J.P. Morgan Securities, Inc. and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners, Citicorp USA, Inc., Credit Suisse First Boston and Mizuho Financial Group, each as a documentation agent, Bank of America, N.A., as the syndication agent, and JPMorgan Chase Bank, as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

The Company’s repayment obligation for the financing received from the draw will mature on December 3, 2004 and will include interest for 32 days at 2.89%. The Company expects that its cash flow from operations by year end will be sufficient to cover its repayment.

The draw is intended to partially finance the Company’s tender offers for five different series of debt securities with a par value of $1.0 Billion which was commenced on September 30, 2004 and expired on October 28, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2004

RAYTHEON COMPANY

By:	/s/ Jay B. Stephens
Jay B. Stephens
Senior Vice President and General Counsel